UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2006


                        American Technologies Group, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                        0-23258                95-4307525
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      (State or other                 (Commission             (IRS Employer
jurisdiction of Incorporation)          File No.)         Identification Number)


                       300 Las Olas Place
                 300 SE Second Street, Suite 860
                       Ft. Lauderdale, FL                   33301
--------------------------------------------------------------------------------
            (Address of principal executive offices)      (Zip code)


       Registrant's telephone number, including area code: (954) 764-4402


              Name of Principal Officer: William N. Plamondon, CEO


                        P.O. Box 90, Monrovia, CA 91016
--------------------------------------------------------------------------------
                         (Former Address if applicable)


                                   Copies to:
                       Virgil K. Johnson & Paul D. Heimann
                           Erickson & Sederstrom, P.C.
                          Regency Westpointe, Suite 100
                           10330 Regency Parkway Drive
                                 Omaha, NE 68114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)   Whitco Company, LP Acquisition

On April 25, 2006, American Technologies Group, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Whitco Company, LP (the "Debtor") and Laurus Master Fund, Ltd. ("Laurus"), a Cayman Islands corporation, whereby its wholly owned subsidiary, Whitco Poles, Inc. ("Whitco Poles"), a Texas corporation, acquired certain of the assets of Debtor in a sale authorized by the U.S. Bankruptcy Court of the Northern District of Texas (the "Bankruptcy Court") in exchange for:

o The issuance of a warrant granting the right to purchase up to 3,750,000 shares of common stock of American Technologies Group, Inc. (subject to adjustments as provided therein) at an exercise price of $0.001 (the "Whitco Warrant"), and the delivery of a Registration Rights Agreement obligating the Company to file a registration statement requiring the Company forgiven shares of the Company's common stock issued upon the conversion of the Whitco Warrant.

o A credit in the amount of the debtor in possession financing ("DIP Financing") advanced to Debtor by Company pursuant to the order of the Bankruptcy Court for the Northern District of Texas (Ft. Worth Division) dated April 18, 2005 whereby the Company agreed to provide the maximum amount of $317,165.00 to Debtor in accordance with the budget contained in the order.

o The amounts necessary to cure certain defaults under contracts of Debtor to be assumed by the Company as of the closing date.

The Agreement and the closing of the transactions contemplated by the agreement was authorized by the United States Bankruptcy Court for the Northern District of Texas by an order entered on April 25, 2006 (the "Sale Order"). Pursuant to the Sale Order, the assets of Debtor were acquired free and clear of any and all security interest and liens existing in such assets prior to consummation of the Agreement. Moreover, pursuant to an order authorizing the assumption and assignment of contracts of unexpired leases, the Bankruptcy Court authorized the Company, through its wholly owned subsidiary, Whitco Poles, to assume certain specified contract rights of the Debtor. At the closing, which occurred on April 25, 2006, the Whitco Warrant and related registration rights agreement issued to Debtor as part of the sales transaction was transferred by the Debtor to Laurus Master Fund, Ltd.

The assets acquired by the Company pursuant to the terms of the Asset Purchase Agreement include:

      o All inventory, work-in-progress, equipment, machinery and other tangible personal property utilized by Debtor's business prior to the bankruptcy filing.
      o All of the Debtor's licenses, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental regulatory authority shall exist as of the closing date.
      o     All telephone numbers utilized by the Debtor.
      o     All customer deposits and other prepaid expenses.
      o All goodwill and going concern value related to the Debtor as shall exist at the closing date.
      o     All of Debtor's intellectual property.
      o All cash and cash equivalents of Debtor existing on or after March 25, 2006.
      o All accounts receivable of Debtor relating to the period after March, 24, 2006.
      o     All books and records of the Debtor.
      o All assets of the Debtor as shall exist as of the closing date other than "excluded assets".

The following assets of the Debtor (the "Excluded Assets") were not purchased by the Company:

      o     The employee benefit plans of the Debtor.
      o     Original partnership books and records of the Debtor.
      o All cash of the Debtor as of close of business on March 24, 2006, and any cash derived from accounts receivable of the Debtor created on or before March 24, 2006.
      o All accounts receivables of the Debtor created on or before March 24, 2006.
      o Proceeds of accounts receivables Debtor created after March 24, 2006 in the amount of $41,800.

These Excluded Assets remain subject to an existing lien of Laurus, and from and after the date of closing, the Company will, through Whitco Poles, collect and return all of the accounts receivable described above directly to Laurus Master Fund, LP.

(b)   Gryphon Financing

In connection with providing the DIP Financing related to the transactions contemplated by the Agreement, the Company entered into a term note in the face amount of $500,000 with Gryphon Master Fund, L.P. ("Gryphon"). In connection with the borrowing of such funds from Gryphon, the Company issued to Gryphon and to Gryphon's affiliate, GSSF Master Fund L.P., warrants to purchase up to 675,000 shares of Company common stock at a purchase price of $0.001 per share on the day of closing, and a Registration Rights Agreement requiring the Company to register the shares issued upon the exercise of such Warrants. It is contemplated that the funding obtained pursuant to the Gryphon note will be used as working capital for assets acquired by the Company.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Registrant incorporates by reference its response to Item 1.01 herein.

ITEM 8.01   OTHER EVENTS.

On April 28, 2006, the Company issued a press release in the form of Exhibit
99.2 herety with respect to the Whitco transaction described above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

                               Whitco Company, LP
                              Financial Statements
                               For the Years Ended
                           September 30, 2005 and 2004

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

Report of Independent Registered Public Accounting Firm                        2

Balance Sheets - September 30, 2005 and 2004                                   3

Statements of Operations - For the Years Ended September 30, 2005 and 2004     4

Statements of Changes in Partners' Equity (Deficit) - For the Years Ended
September 30, 2005 and 2004                                                    5

Statements of Cash Flows - For the Years Ended September 30, 2005 and 2004     6

Notes to Financial Statements                                                  7

             Report of Independent Registered Public Accounting Firm

Board of Directors
Whitco Company, LP
Fort Worth, Texas

We have audited the accompanying balance sheets of Whitco Company, LP as of September 30, 2005 and 2004, and the related statements of operations, changes in partners' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitco Company, LP as of September 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As discussed in Note 2, the Company has subsequently entered into bankruptcy proceedings and has sold substantially all of its assets. The Company does not expect to pay a substantial portion of its liabilities upon conclusion of the bankruptcy proceedings. Therefore, additional adjustments to these liabilities would be required if these financial statements were prepared on a liquidation basis of accounting.


Denver, Colorado

February 20, 2006, except for the first paragraph of Note 1 and for Note 2 for which the date is August 10, 2006

                               WHITCO COMPANY, LP

                                 BALANCE SHEETS

                                                                   SEPTEMBER 30,
                                                           --------------------------
                                                               2005           2004
                                                           -----------    -----------
                                     ASSETS
CURRENT ASSETS:
   Cash                                                    $    39,863    $   496,157
   Trade receivables, net                                    2,911,566      2,676,504
   Advances to Catalyst Lighting Group, Inc.                        --        452,764
   Inventories, net                                          1,778,414      1,739,803
   Prepaid expenses and other                                   16,029         34,148
                                                           -----------    -----------
         Total current assets                                4,745,872      5,399,376
                                                           -----------    -----------
PROPERTY AND EQUIPMENT, net                                    115,485        163,138
OTHER ASSETS:
   Deferred financing costs                                         --        151,269
   Goodwill, net                                                    --      2,971,362
   Other                                                            --         15,793
                                                           -----------    -----------
         Total other assets                                         --      3,138,424
                                                           -----------    -----------
TOTAL ASSETS                                               $ 4,861,357    $ 8,700,938
                                                           ===========    ===========

                        LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current maturities of long-term debt:
      Related party                                        $   250,000    $   250,000
      Convertible revolving line of credit                   2,367,208      2,570,457
      Other                                                    904,748      1,112,289
   Accounts payable                                          2,629,589      2,831,516
   Advances from Catalyst Lighting Group, Inc.                 892,504             --
   Accrued commissions                                         297,653        314,879
   Other accrued liabilities                                   176,368        129,845
                                                           -----------    -----------
         Total current liabilities                           7,518,070      7,208,986
                                                           -----------    -----------
   Long-term debt, less current maturities:
      Related party                                             50,000         50,000
      Other                                                    150,000        150,000
                                                           -----------    -----------
         Total long-term liabilities                           200,000        200,000
                                                           -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 2 and 9)
PARTNERS' EQUITY (DEFICIT)                                  (2,856,713)     1,291,952
                                                           -----------    -----------
TOTAL LIABILITIES AND PARTNERS' EQUITY (DEFICIT)           $ 4,861,357    $ 8,700,938
                                                           ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                               WHITCO COMPANY, LP

                            STATEMENTS OF OPERATIONS


                                                  FOR THE YEARS ENDED
                                                      SEPTEMBER 30,
                                               ----------------------------
                                                   2005            2004
                                               ------------    ------------

NET SALES                                      $ 13,873,350    $ 16,358,302

COSTS OF SALES                                    9,836,328      11,695,059
                                               ------------    ------------

GROSS PROFIT ON SALES                             4,037,022       4,663,243

GENERAL, SELLING AND ADMINISTRATIVE EXPENSES      7,916,250       5,060,691
                                               ------------    ------------

INCOME (LOSS) FROM OPERATIONS                    (3,879,228)       (397,448)

INTEREST EXPENSE                                    429,787         361,719
                                               ------------    ------------

NET INCOME (LOSS)                              $ (4,309,015)   $   (759,167)
                                               ============    ============

   The accompanying notes are an integral part of these financial statements.

                               WHITCO COMPANY, LP

               STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

                  FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004


BALANCE, October 1, 2003      $ 1,106,023

   Partners' contributions        945,097
   Net loss                      (759,167)
                              -----------

BALANCE, September 30, 2004     1,291,953

   Partners' contributions        160,344
   Net loss                    (4,309,015)
                              -----------

BALANCE, September 30, 2005   $(2,856,718)
                              ===========

   The accompanying notes are an integral part of these financial statements.

                               WHITCO COMPANY, LP

                            STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                      ----------------------------
                                                          2005            2004
                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                           $ (4,309,015)   $   (759,167)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Amortization of debt discount and deferred           135,225          35,449
      financing costs
      Provision for doubtful accounts                      202,308          87,190
      Depreciation and amortization                         46,117          37,761
      Loss on disposal of fixed assets                       8,550              --
      Stock issued for payment of accrued interest          36,965              --
      Stock issued for forgiveness of debt                  93,386              --
      Stock issued for services                             30,000         191,735
      Impairment of goodwill                             3,138,424              --
      Changes in operating assets and liabilities:
         Trade receivables                                (437,370)        709,082
         Inventories                                       (38,611)       (428,673)
         Prepaid expenses and other assets                  18,119          15,354
         Payable to an affiliate                         1,345,268        (471,181)
         Deferred finance fees                                  --        (151,269)
         Deferred taxes                                         --         (61,134)
         Accounts payable                                 (201,922)        414,624
         Accrued commissions                               (17,226)       (272,504)
         Accrued expenses                                   46,518          92,748
                                                      ------------    ------------
      Net cash provided by (used in) operating
        activities                                          96,736        (559,985)
                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Retirement of property and equipment                     11,450              --
   Additions to property and equipment                     (18,465)        (85,700)
                                                      ------------    ------------
      Net cash used for investing                           (7,015)        (85,700)
                                                      ------------    ------------
      activities
CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances on due-on-demand revolving note payable     13,097,690      15,418,642
   Payments on due-on-demand revolving note payable    (13,436,164)    (14,956,154)
   Advances from related company, net                           --              --
   Warrants issued for debt                                     --         743,597
   Payments on notes payable                              (207,541)       (151,283)
   Proceeds from issuance of long-term debt                     --          35,449
                                                      ------------    ------------
      Net cash provided by (used for) financing
        activities                                        (546,015)      1,090,251
                                                      ------------    ------------
NET CHANGE IN CASH                                        (456,294)        444,566
CASH, at beginning of period                               496,157          51,591
                                                      ------------    ------------
CASH, at end of period                                $     39,863    $    496,157
                                                      ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest             $    515,800    $    243,618
                                                      ============    ============

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF ACCOUNTING POLICIES:

      Nature of Operations - Whitco Company, L.P. ("Whitco or the Company") is currently a dissolved and terminated partnership as the result of a Chapter 11 bankruptcy filing initiated on March 15, 2006. On May 16, 2006, Whitco filed a Motion to Convert its case to a Chapter 7 filing. Whitco is currently awaiting the final approval of the Motion to Convert its Chapter 7 filing from a Chapter 11 filing and anticipates no objections. Whitco is a wholly owned subsidiary of Catalyst Lighting Group, Inc. ("Catalyst"). Catalyst filed for Chapter 11 bankruptcy protection on July 25, 2006. Whitco originally manufactured and sold area lighting poles to distributors throughout the United States of America. These financial statements are presented on a going concern basis as the Company was in operation as of September 30, 2005 (see Note 2).

      Inventories - Inventories are stated at the lower of cost or market, determined under the first-in, first-out method.

      Cost of Sales - Cost of sales consists of the actual cost of purchased parts, manufacturing labor and overhead, related in-bound shipping charges and out-bound freight costs.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided using the straight-line method over estimated useful lives of 5 to 7 years. Depreciation expense for the years ended September 30, 2005 and 2004 was $46,117 and $37,761, respectively. Maintenance, repairs and renewals which neither materially add to the value of property and equipment nor appreciably prolong its life are charged to operations as incurred.

      Impairment of Long-Lived Assets - Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value.

      Goodwill - Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. The Company tests goodwill for impairment annually (in the fourth quarter) or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairments of goodwill are recognized in operating results in the period it is identified.

      The Company completed the goodwill impairment test required by SFAS No. 142 for the year ended September 30, 2005 and determined a full impairment was necessary (see Note 2).

      Income Taxes - The Company is a limited partnership and is, therefore, not liable for Federal income tax. Income and expenses flow to the partners.

      Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company grants credit to distributors of sports and area lighting poles located throughout the United States of America.

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

      Receivables and Credit Policies - Trade receivables consist of uncollateralized customer obligations due under normal trade terms requiring payment within 30 days of the invoice date, with the exception of certain OEM customers who mandate extended terms. Past due receivables do not bear interest. Payments on trade receivables are applied to the earliest unpaid invoices. Management reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectable.

      Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, inventory reserves, impairment of goodwill and long-lived assets and deferred tax asset valuation allowance. Actual results could differ from those estimates and such differences with respect to goodwill valuation could be material in the short-term.

      Cash Equivalents and Restricted Cash - For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2005 and 2004. Restricted cash as of December 31, 2004 represents the proceeds for a debt financing, which was limited to use in an acquisition, joint venture, or capital transaction. During 2005, restricted cash was released from its restrictions by the lender and primarily used for operations of the Company.

      Fair Value of Financial Instruments - The estimated fair value for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short-term maturities of these instruments. The carrying value of the debt approximates fair value due to its issuance at the end of the fiscal year 2004 and without significant change in the Company's operations in 2005.

      Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101), as amended by SAB No. 101A and 101B. SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Company product is made to customer or industry specifications at an agreed-upon price as typically specified in the customer purchase order. Title passes to the customer at the point of shipment along with all the risks and rewards of ownership. Customers receive a one-year product warranty for defects in materials and workmanship providing repair or replacement or refund of purchase price. The Company provides an accrual as a reserve for potential warranty costs, which historically have not been significant.

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

2.    LIQUIDITY, CONTINUING OPERATIONS AND SUBSEQUENT BANKRUPTCY PROCEEDINGS:

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. As shown in the accompanying financial statements, the Company has reported significant losses for the years ended September 30, 2005 and 2004 of $4,309,015 and $759,167, respectively. As of September 30, 2005, the Company has a working capital deficiency of $2,772,198 and is non-compliant under their debt covenants.

      On March 15, 2006, the Company entered into Chapter 11 bankruptcy proceedings. On April 25, 2006, the Company received approval to sell its assets free and clear of liens, claims and encumbrances under Section 363 of the Bankruptcy Code. On May 16, 2006, Whitco filed a Motion to Convert its case to a Chapter 7 filing. Whitco is currently awaiting the final approval of the motion to convert its Chapter 7 filing from a Chapter 11 filing and anticipates no objections. Pursuant to the bankruptcy proceedings, the Company sold its inventory and fixed assets to a third party. The amounts realized on the sale of these assets approximated historical costs, with the exception of goodwill, which has been fully impaired as of September 30, 2005. A substantial portion of liabilities as of September 30, 2005, however, are not expected to be fully paid upon conclusion of the Chapter 7 bankruptcy and have not been adjusted in the accompanying financial statements. Therefore, additional adjustments to the liabilities would be required if these financial statements were prepared on a liquidation basis of accounting.

3. INVENTORIES:

     Components of inventories at September 30, 2005 and 2004 are as follows:

                  Classifications       2005           2004
                  ---------------   -------------  -------------

                  Raw materials     $   1,159,048  $   1,267,100
                  Work in process          53,034             --
                  Finished goods          584,296        491,046
                                    -------------  -------------
                                        1,796,378      1,758,146
                  Less reserve            (17,964)       (18,343)
                                    -------------  -------------

                                    $   1,778,414  $   1,739,803
                                    =============  =============

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

4.    FIXED ASSETS:

      Components of fixed assets at September 30, 2005 and 2004 are as follows:

                  Classifications       2005          2004
                  ---------------   -----------    ----------

                  FF&E              $   126,555    $  126,555
                  Machinery             113,243       119,779
                  Leasehold              12,457        12,457
                                    -----------    ----------
                                        252,255       258,791

                  Accumulated
                    depreciation       (136,770)      (95,653)
                                    -----------    ----------

                                    $   115,485    $  163,138
                                    ===========    ==========


      Depreciation and amortization expense related to fixed assets was $46,117 and $37,761 for the fiscal years ending September 30, 2005 and 2004, respectively.

5.    ACCRUED LIABILITIES:

      Components of accrued liabilities at September 30, 2005 and 2004 are as follows:

                  Classifications       2005           2004
                  ---------------   -------------  -------------

                  Interest          $      46,614  $      34,521
                  Property tax             55,999         25,144
                  Warranty                 31,755         20,415
                  Payroll related          42,000         61,363
                  Other                        --         19,647
                                    -------------  -------------

                                    $     176,368  $     161,090
                                    =============  =============

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

6.    LONG-TERM DEBT:

     Long-term debt at September 30, 2005 and 2004 consists of the following:

         Lender       Facility  Interest     Maturity       2005       2004
                                  Rate
    ---------------------------------------------------------------------------

    Financial
    Institution       $3m (a) Prime + 2%   Sep 30, 2007 $2,367,208   $2,570,457

    Individual (b)      N/A       15%      Dec 31, 2005    700,000      700,000
    Individual (c)      N/A       15%       Dec 1, 2005    204,748      347,599
    Individual (d)      N/A       10%      Dec 31, 2005    250,000      250,000
    Individual          N/A       15%      Apr 30, 2007    150,000      150,000
    Individual (c)      N/A       N/A           N/A             --       64,690
    Individual          N/A       15%      Apr 30, 2007     50,000       50,000
                                                        ----------   ----------
                                                         3,721,956    4,132,746
    Current maturities                                  (3,521,956)  (3,932,746)
                                                        ----------   ----------

    Long-term debt                                      $  200,000   $  200,000
                                                        ==========   ==========

(a) On September 30, 2004, Catalyst and Whitco entered into a financing arrangement with an entity (the "Entity") which included: (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), balance of $1,894,018 at September 30, 2005, (the "Term
      Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000), balance of $2,661,526 at September 30, 2005. As of September 30, 2005 and 2004, the Term Note and the AR Notes have a discount related to the warrants and beneficial conversion feature of $196,211 and $294,318, respectively for Catalyst common stock. The Company's customers are required to remit payments directly to a lock box and amounts received are applied to reduce the AR Note outstanding. The Term Note and AR Notes are convertible into Catalyst common stock at an initial fixed conversion price of $2.66 per share. In connection with the Term Note and AR Notes, Catalyst issued the entity Common Stock Purchase Warrant for the purchase of up to 472,000 shares of common stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). On December 3, 2004, the terms of the Term Note and AR Notes were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced in exchange for lowering the fixed conversion price of the Term Note and AR Notes from $2.66 per share to $1.50 per share. Additionally, the Entity also acquired an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

      On April 19, 2005, the Entity agreed to the early release to Catalyst of $400,000 (less any accrued but unpaid interest) under the Term Note, and in connection therewith, Catalyst has agreed to issue to the Entity 250,000 shares of common stock at an estimated fair market value of $1.50 per share.

      On July 6, 2005 Catalyst and the Entity executed Amendment No. 3, whereby the Entity agreed to release to Catalyst $950,392 from the Restricted Account, provided that $832,453 of such released amount was applied by the Company to repay the excess funding on the A/R Notes and no less than $53,138 of such released amount was applied to repay accrued and unpaid interest on the Term Loan. The remaining $64,801 was to be used by the Company solely for working capital.

      On August 15, 2005, Catalyst and the Entity executed Amendment No. 4 whereby the Entity agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time Catalyst shall make monthly payments to the Entity on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note and related documents.

      The Term Note and AR Notes (collectively, the "Notes") mature on September 30, 2007 and are collateralized by a first priority lien on inventory, accounts receivable, raw materials and all of Catalyst's ownership interests in Whitco. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. Catalyst also granted registration rights with respect to all shares of Common Stock underlying the Notes and Warrants.

      As of September 30, 2005, the Company was not in compliance with certain financial covenants, which were not waived by the lender. Therefore, the total amount is reflected as current. As a result of being technically in default, the Company folly impaired the balance of $100,846 in deferred financing costs as of September 30, 2005.

(b) Effective July 29, 2005, the Company and this individual, executed a Note Extension Agreement whereby the Subordinate Promissory Note totaling $700,000 and expiring on July 31, 2005 was extended to December 1, 2005. Notes are collateralized by all assets of the Company but are subordinated to the revolving bank note.

(c) Notes are collateralized by all assets of the Company. The security interest in inventory and accounts receivable is subordinated to the revolving bank note and the security interest in all assets is subordinated to notes marked as (b).

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

(d) On August 6, 2003, Whitco received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). In consideration for the note, Catalyst agreed to issue warrants for the purchase of up to 125,000 shares (the "Warrant Shares") of the common stock of Catalyst upon consummation of the Merger at a price of $2.00 per Warrant Share. On August 22, 2004, in consideration for extending the due date on the note to December 31, 2004, Catalyst issued an additional 40,000 warrants for purchase of Catalyst common stock at a price of $4.00 per share. The fair value of the warrants was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: common stock based on a market price of $2.85 per share, zero dividends, expected volatility of 34%, risk free interest rate of 3.42% and an expected life of five years. The warrants were valued at $27,693 and recorded by Catalyst as deferred financing costs. The agreement carries certain rights to repay the note early following any capital raised by Catalyst.

      Aggregate annual maturities of long-term debt at September 30, 2005 are as follows:

      Fiscal Year        Amount
      -------------   --------------

      2006            $    3,521,956
      2007                   200,000
      After                       --
                      --------------

                      $    3,721,956

7.    MAJOR CUSTOMERS, MAJOR SALES AGENCIES AND SIGNIFICANT CONCENTRATIONS:

      During the years ended September 30, 2005 and 2004, two customers accounted for 19.6% of sales in fiscal 2005, and one customer accounted for more than 10% of sales in fiscal 2004. The Company grants lighting agencies the exclusive right to sell the Company's products in given geographical locations. No individual lighting agency accounted for more than 10% of the Company's sales for the fiscal years ended September 30, 2005 and 2004.

      During the years ended September 30, 2005 and 2004, 32% and 54% of the Company's material and assembly purchases of lighting poles were from two vendors. Although there are multiple vendors with which the Company could enter into agreements, the deterioration or cessation of either relationship could have a material adverse effect, at least temporarily, on the Company as it attempts to negotiate agreements with other manufactures of lighting poles. Accounts payable to these two vendors were $314,399 and $710,016 as of September 30, 2005 and 2004, respectively.

                               WHITCO COMPANY, LP

                          NOTES TO FINANCIAL STATEMENTS

8.    RELATED PARTY TRANSACTIONS:

      During the years ended September 30, 2005 and 2004, the Company paid $ 0 and $7,200, respectively, for accounting and administrative services to an entity related through common ownership.

      During the years ended September 30, 2005 and 2004, the Company had sales of $68,526 and $209,805, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $0 and $0 at September 30, 2005 and 2004.

9.    COMMITMENTS AND CONTINGENCIES:

      The Company leases a facility and equipment under operating leases expiring at various dates through fiscal year ended September 30, 2010.

      The future minimum payments required under these operating leases are as follows:

                        Year Ending
                        September 30

                           2006              $  181,623
                           2007                 181,623
                           2008                  41,531
                           2009                   9,589
                                             ----------

                                             $  414,366


      Rent expense for the years ended September 30, 2005 and 2004 was $151,556 and $103,090, respectively.

      See Note 2.

                               WHITCO COMPANY, LP
                                 BALANCE SHEETS
                             FOR THE SIX MONTHS END
                            MARCH 31, 2005 and 2006
                                  (Unaudited)

                                                       March 31,       March 31,
                                                         2006            2005
                                                     -----------     -----------

                                     ASSETS

Current Assets:
  Cash                                               $    88,503     $   232,908
  Trade receivables, net                               1,194,708       1,727,296
  Advances to Catalyst Lighting Group, Inc.                   --         115,930
  Inventories, net                                     1,399,300       1,362,213
  Prepaid expenses and other                                  --              --
                                                     -----------     -----------

Total current assets                                   2,682,511       3,438,347

  Property and Equipment, net                             95,035         150,455

Other Assets:
  Deferred financing costs                                    --         315,543
  Goodwill, net                                               --       2,971,362
  Other                                                       --          15,793
                                                     -----------     -----------

      Total other assets                                      --       3,302,698
                                                     -----------     -----------

Total Assets                                         $ 2,777,546     $ 6,891,500
                                                     ===========     ===========

                        LIABILITIES AND PARTNERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt:
    Related party                                    $   250,000     $   250,000
    Convertible revolving line of credit               1,095,080       2,462,190
    Other                                              1,195,950       1,214,499
  Accounts payable                                     2,833,381       1,727,640
  Advances from Catalyst Lighting Group, Inc.            217,292              --
  Accrued commissions                                    316,622         305,884
  Other accrued liabilities                               50,159         206,435
                                                     -----------     -----------

      Total current liabilities                        5,958,484       6,166,648

Long-Term Debt, less current maturities:
  Related party                                               --              --
  Other                                                       --              --
                                                     -----------     -----------
      Total long-term debt                                    --              --

Partners' Equity:

      Total partners' equity                          (3,180,938)        724,852
                                                     -----------     -----------

Total Liabilities and Partners' Equity               $ 2,777,546     $ 6,891,500
                                                     ===========     ===========

See accompanying notes to these financial statements

                               WHITCO COMPANY, LP
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                     For the Six Months Ending
                                                           March 31,
                                                    ---------------------------
                                                       2006            2005
                                                    -----------     -----------


Net Sales                                           $ 5,288,777     $ 6,593,277

Cost of Sales                                         4,152,900       4,667,066
                                                    -----------     -----------

Gross Profit on Sales                                 1,135,877       1,926,211

General, Selling and Administrative Expenses          1,698,298       2,403,510
                                                    -----------     -----------

Income (Loss) From Operations                          (562,421)       (477,299)

Interest Expense                                        155,852         156,764
                                                    -----------     -----------

                                                    -----------     -----------
Net Income (Loss)                                   $  (718,273)    $  (634,063)
                                                    ===========     ===========

See accompanying notes to these financial statements

                               WHITCO COMPANY, LP
                    STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                                  (Unaudited)


                                                  For the Six Months Ending
                                              March 31, 2006     March 31, 2005
                                             ---------------    ---------------


Beginning balance                            $    (2,856,713)   $     1,291,952

      Partners' contributions                        394,048             66,963

      Net loss                                      (718,273)          (634,063)
                                             ---------------    ---------------

Ending balance                               $    (3,180,938)   $       724,852
                                             ===============    ===============

See accompanying notes to these financial statements

                               WHITCO COMPANY, LP
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                 For the Six Months Ending
                                                              March 31, 2006   March 31, 2005
                                                                -----------    -----------
Cash Flows from Operating Activities:
Net loss                                                        $  (718,273)   $  (634,063)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
   Amortization of debt discount and deferred financing costs        68,000         73,584
   Provision for doubtful accounts                                   53,673
   Depreciation and amortization                                     21,692         23,245
   Loss on disposal of fixed assets
   Change in operating assets and liabilities:
      Trade Receivables                                           1,716,860        895,535
      Inventories                                                   379,114        377,590
      Prepaid expenses and other assets                              16,029         34,148
      Payable to an affiliate                                      (675,212)       368,079
      Deferred financing fees                                      (164,274)
      Accounts payable                                              203,790     (1,103,873)
      Accrued commissions                                            18,969         (8,995)
      Accrued expenses                                             (126,209)        45,345
                                                                -----------    -----------
    Net cash provided by (used in) operating activities         $   904,760    $   (40,006)
                                                                -----------    -----------

Cash Flows from Investing Activities:
   Retirement of property and equipment                                  --
   Additions to property and equipment                               (1,242)       (10,562)
                                                                -----------    -----------
    Net cash used in investing activities                       $    (1,242)   $   (10,562)
                                                                -----------    -----------

Cash Flows from Financing Activities:
      Warrants issued due to debt refinance                         394,048         66,963
      Advances on due-on-demand revolving note payable            2,455,415      5,329,415
      Payments on due-on-demand revolving note payable           (3,795,543)    (5,511,266)
      Long-term debt converted to current                          (200,000)       (50,000)
      Payments on notes payable                                     291,202        (47,792)
                                                                -----------    -----------
    Net cash used in financing activities                       $  (854,878)   $  (212,680)
                                                                -----------    -----------

Net Change in Cash                                                   48,640       (263,248)
Cash, at beginning of period                                         39,863        496,157
                                                                -----------    -----------
Cash, at end of period                                          $    88,503    $   232,909
                                                                ===========    ===========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for interest                     $    63,588    $   152,477
                                                                ===========    ===========


See accompanying notes to these financial statements

1. SUMMARY OF ACCOUNTING POLICIES:

      Nature of Operations - Whitco Company, L.P. ("Whitco or the Company") is currently a dissolved and terminated partnership as the result of a Chapter 11 bankruptcy filing initiated on March 15, 2006. On May 16, 2006, Whitco filed a Motion to Convert its case to a Chapter 7 filing. Whitco is currently awaiting the final approval of the Motion to Convert its Chapter 7 filing from a Chapter 11 filing and anticipates no objections. Whitco is a wholly owned subsidiary of Catalyst Lighting Group, Inc. ("Catalyst"). Catalyst filed for Chapter 11 bankruptcy protection on July 25, 2006. Whitco originally manufactured and sold area lighting poles to distributors throughout the United States of America. These financial statements are presented on a going concern basis as the Company was in operation as of March 31, 2006 (see Note 2).

      Basis of Presentation -The accompanying unaudited financial statements for the six-month interim periods ended March 31, 2006 and 2005 have been prepared by Whitco in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-QSB and Regulation S-B. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The company believes that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended September 30, 2005 as disclosed in this form 8K/A as filed with the SEC, as it may be amended.

      The results of the six months ended March 31, 2006 are not necessarily indicative of the results to be expected for the pending full year ending September 30, 2006.

      Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, inventory reserves, impairment of goodwill and long-lived assets and deferred tax asset valuation allowance. Actual results could differ from those estimates and such differences with respect to goodwill valuation could be material in the short-term.

      Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101), as amended by SAB No. 101A and 101B. SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Company product is made to customer or industry specifications at an agreed-upon price as typically specified in the customer purchase order. Title passes to the customer at the point of shipment along with all the risks and rewards of ownership. Customers receive a one-year product warranty for defects in materials and workmanship providing repair or replacement or refund of purchase price. The Company provides an accrual as a reserve for potential warranty costs, which historically have not been significant.

2. LIQUIDITY, CONTINUING OPERATIONS AND SUBSEQUENT BANKRUPTCY PROCEEDINGS:

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. As shown in the accompanying financial statements, the Company has reported significant losses in the past several years, including losses for the six month periods ended March 31, 2006 and 2005 of $718,273 and $634,063, respectively. As of March 31, 2006, the Company had a working capital deficiency of $3,275,973 and was non-compliant under lender's debt covenants.

      On March 15, 2006, the Company entered into Chapter 11 bankruptcy proceedings. On April 25, 2006, the Company received approval to sell its assets free and clear of liens, claims and encumbrances under Section 363 of the Bankruptcy Code. On May 16, 2006, Whitco filed a Motion to Convert its case to a Chapter 7 filing. Whitco as of August 15, 2006 is awaiting the final approval of the motion to convert its Chapter 7 filing from a Chapter 11 filing and anticipates no objections. Pursuant to the bankruptcy proceedings, the Company sold its inventory and fixed assets to a third party. The amounts realized on the sale of these assets approximated historical costs, with the exception of goodwill, which has been fully impaired as of September 30, 2005. A substantial portion of liabilities as of September 30, 2005, however, are not expected to be fully paid upon conclusion of the Chapter 7 bankruptcy and have not been adjusted in the accompanying financial statements. Therefore, additional adjustments to the liabilities would be required if these financial statements were prepared on a liquidation basis of accounting.

3. LONG-TERM DEBT:

      For the six month period ending March 31, 2006, all debt was classified as current.

(B) PRO FORMA FINANCIAL INFORMATION.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of January 31, 2006 Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Six Months Ended January 31, 2006 Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Year Ended July 31, 2005 Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On April 25, 2006, American Technologies Group, Inc. (the "Company" or "Registrant"), through a newly formed wholly owned subsidiary, Whitco Poles, Inc., acquired certain assets of Whitco Company, L.P. ("Whitco"). The Company issued 3,750,000 common stock purchase warrants, valued at $1,875,000, made cash payments of $465,253 and incurred other costs of $70,000. The transaction is accounted for using the purchase method of accounting in accordance with SFAS No.141, "Business Combinations."

On September 7, 2005, the Company, through a newly formed wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), entered into a Share Purchase Agreement ("Agreement") with the stockholders of North Texas Steel Company, Inc. ("North Texas"), a privately-held company. Effective with the Agreement, all previously outstanding common stock owned by North Texas's shareholders was exchanged for $11,000,000 in cash. The Company also incurred costs directly attributable to the acquisition of $1,593,370. The transaction is accounted for using the purchase method of accounting in accordance with SFAS No.141, "Business Combinations." The results of operations for North Texas have been included in the unaudited condensed consolidated statements of operations since the date of acquisition.

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and Whitco as if the acquisition had occurred as of January 31, 2006 for the pro forma condensed balance sheet and to give effect to the acquisition by the Registrant of Whitco and North Texas, as if the transactions had taken place at August 1, 2004 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2005 and the six months ended January 31, 2006.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Whitco (including notes thereto) included in this Form. Historical financial statements of North Texas have been previously filed with a Form 8K/A reporting that transaction

American Technologies Group Inc.
Proforma Statement of Operations
Year Ended July 31, 2005

                                                            American          Whitco       North Texas
                                                            Technologies      Company, LP  Steel         Combined
                                                            ----------------- ------------ ------------- -------------
Net sales                                                          $ 12,218  $ 13,873,350  $ 29,185,489  $ 43,071,057

Cost of sales                                                         4,260     9,836,328    26,597,464    36,438,052
                                                            ---------------- ------------- ------------- -------------

Gross profit                                                          7,958     4,037,022     2,588,025     6,633,005

Selling, general and administrative expenses                        129,446     7,916,250     2,150,989    10,196,685
                                                            ---------------- ------------- ------------- -------------

Operating income                                                   (121,488)   (3,879,228)      437,036    (3,563,680)
                                                            ---------------- ------------- ------------- -------------

Other income (expense)

Interest income                                                           -                      89,717        89,717
Interest expense                                                   (381,767)     (429,787)                   (811,554)  4
Financing costs                                                           -                                         -   4
                                                            ---------------- ------------- ------------- -------------

Total other income (expense)                                       (381,767)     (429,787)       89,717      (721,837)
                                                            ---------------- ------------- ------------- -------------

Loss before income taxes                                           (503,255)   (4,309,015)      526,753    (4,285,517)

Provision for income taxes                                                -                     191,470       191,470
                                                            ---------------- ------------- ------------- -------------

Net loss                                                           (503,255)   (4,309,015)      335,283    (4,476,987)

Preferred dividend                                                        -                                         -
                                                            ---------------- ------------- ------------- -------------

Net loss attributable to common shareholders                     $ (503,255) $ (4,309,015)    $ 335,283  $ (4,476,987)
                                                            ================ ============= ============= =============

Loss per share, basic and diluted                                   $ (1.51)                                 $ (13.46)
                                                            ================                             =============

Loss per share attributable to common
  shareholders, basic and diluted                                   $ (1.51)                                 $ (13.46)
                                                            ================                             =============

Weighted average shares outstanding                                 332,589                                   332,589




                                                                   Pro forma Adjustments
                                                                  to Reflect Acquisition
                                                             For the year ended July 31, 2005
                                                                    Dr                Cr         Pro Forma
                                                             ---------------    -------------- -------------
Net sales                                                                                      $ 43,071,057

Cost of sales                                                                                    36,438,052
                                                                                               -------------

Gross profit                                                                                      6,633,005

Selling, general and administrative expenses                                                     10,196,685
                                                                                               -------------

Operating income                                                                                 (3,563,680)
                                                                                               -------------

Other income (expense)

Interest income                                                                                      89,717
Interest expense                                                  1,125,000                      (1,936,554)
Financing costs                                                   5,165,000                      (5,165,000)
                                                                                               -------------

Total other income (expense)                                                                     (7,011,837)
                                                                                               -------------

Loss before income taxes                                                                        (10,575,517)

Provision for income taxes                                                    6       191,470             -
                                                                                               -------------

Net loss                                                                                        (10,575,517)

Preferred dividend                                                                                        -
                                                                                               -------------

Net loss attributable to common shareholders                                                    (10,575,517)
                                                                                               =============

Loss per share, basic and diluted                                                                  $ (31.80)
                                                                                               =============

Loss per share attributable to common
  shareholders, basic and diluted                                                                  $ (31.80)
                                                                                               =============

Weighted average shares outstanding                                                                 332,589

American Technologies Group Inc.
Proforma Balance Sheet
January 31, 2006



                                                  American          Whitco
                                                  Technologies      Company, LP      Combined
                                                  ----------------- ---------------- ----------------
ASSETS

Current assets:
  Cash and cash equivalents                            $ 3,846,529         $ 88,503      $ 3,935,032

  Accounts receivable, net                               5,668,334        1,194,708        6,863,042
  Inventory                                              2,036,056        1,399,300        3,435,356
  Cost and estimated earnings in excess of billings        122,093                           122,093
  Prepaid expenses                                         225,089                           225,089
  Deferred tax assets                                       83,324                            83,324
                                                  ----------------- ---------------- ----------------

Total current assets                                    11,981,425        2,682,511       14,663,936

Cash surrender value of officers' life insurance           101,412                           101,412

Property and equipment, net                              2,520,195           95,035        2,615,230   1

Prepaid pension cost                                     1,325,635                         1,325,635

Goodwill                                                 1,366,637                         1,366,637
                                                  ----------------- ---------------- ----------------

Total assets                                          $ 17,295,304      $ 2,777,546     $ 20,072,850
                                                  ================= ================ ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                     $ 2,918,353      $ 2,833,381        5,751,734   1
  Accrued expenses                                      10,997,205          366,781       11,363,986   1
  Billings in excess of costs and estimated earnings     2,470,617                         2,470,617
  Notes payable, current portion                         2,016,180        2,291,030        4,307,210   1
  Notes payable, related party                                              250,000          250,000   1
  Payable to related parties                               130,800          217,292          348,092   1
  Income taxes payable                                           3                                 3
                                                  ----------------- ---------------- ----------------

Total current liabilities                               18,533,158        5,958,484       24,491,642

Deferred income taxes                                      484,856                           484,856

Notes payable, long term portion
                                                  ----------------- ---------------- ----------------

Total liabilities                                       19,018,014        5,958,484       24,976,498
                                                  ----------------- ---------------- ----------------

Stockholders' equity (deficit):
  Preferred stock, series A                                    378                               378
  Preferred stock, series E                                      2                                 2
  Common Stock                                               2,788                             2,788
  Stock subscription                                         6,750                             6,750
  Additional paid-in capital                            70,141,518                        70,141,518
  Partners' capital                                                      (3,180,938)      (3,180,938)
  Accumulated deficit                                  (71,874,146)                      (71,874,146)
                                                  ----------------- ---------------- ----------------

Total stockholders' equity (deficit)                    (1,722,710)      (3,180,938)      (4,903,648)
                                                  ----------------- ---------------- ----------------

Total liabilities and stockholders'
  equity (deficit)                                     $ 17,295,304      $ 2,777,546     $ 20,072,850
                                                  ================= ================ ================





                                                            Pro forma Adjustments
                                                             to Record Acquisition
                                                              At January 31, 2006
                                                        Dr                 Cr         Pro Forma
                                                  ----------------   ---------------- ----------------
ASSETS

Current assets:
  Cash and cash equivalents                                        1          88,503      $ 3,402,276
                                                                   2         444,253
  Accounts receivable, net                                         1         350,895        6,512,147
  Inventory                                                        1          61,044        3,374,312
  Cost and estimated earnings in excess of billings                                           122,093
  Prepaid expenses                                                                            225,089
  Deferred tax assets                                                                          83,324
                                                                                      ----------------

Total current assets                                                                       13,719,241

Cash surrender value of officers' life insurance                                              101,412

Property and equipment, net                               133,149                           2,748,379

Prepaid pension cost                                                                        1,325,635

Goodwill                                                                                    1,366,637
                                                                                      ----------------

Total assets                                                                             $ 19,261,304
                                                                                      ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                      2,833,381                           2,918,353
  Accrued expenses                                        366,781                          10,997,205
  Billings in excess of costs and estimated earnings                                        2,470,617
  Notes payable, current portion                        2,291,030                           2,016,180
  Notes payable, related party                            250,000                                   -
  Payable to related parties                              217,292                             130,800
  Income taxes payable                                                                              3
                                                                                      ----------------

Total current liabilities                                                                  18,533,158

Deferred income taxes                                                                         484,856

Notes payable, long term portion


Total liabilities                                                                          19,018,014
                                                                                      ----------------

Stockholders' equity (deficit):
  Preferred stock, series A                                                                       378
  Preferred stock, series E                                                                         2
  Common Stock                                                                                  2,788
  Stock subscription                                                                            6,750
  Additional paid-in capital                                       1       1,875,000       72,016,518
  Partners' capital                                                1       3,180,938                -
  Accumulated deficit                                              3          91,000      (71,783,146)


Total stockholders' equity (deficit)                                                          243,290
                                                                                      ----------------

Total liabilities and stockholders' equity (deficit)                                     $ 19,261,304
                                                                                      ================

American Technologies Group Inc.
Proforma Statement of Operations
Six Months Ended January 31, 2006



                                                  American          Whitco           North Texas
                                                  Technologies      Company, LP      Steel            Combined
                                                  ----------------- ---------------- ---------------- ----------------
Net sales                                             $ 10,306,040      $ 5,288,777      $ 5,499,283     $ 21,094,100

Cost of sales                                            9,113,357        4,152,900        5,056,902       18,323,159   5
                                                  ----------------- ---------------- ---------------- ----------------

Gross profit                                             1,192,683        1,135,877          442,381        2,770,941

Selling, general and administrative expenses             8,708,884        1,698,298          370,958       10,778,140
                                                  ----------------- ---------------- ---------------- ----------------

Operating income                                        (7,516,201)        (562,421)          71,423       (8,007,199)
                                                  ----------------- ---------------- ---------------- ----------------

Other income (expense)

Interest income                                             59,308                            28,565           87,873
Interest expense                                        (2,729,587)        (155,852)                       (2,885,439)  4
Financing costs                                         (3,450,150)                                        (3,450,150)  4
                                                  ----------------- ---------------- ---------------- ----------------

Total other income (expense)                            (6,120,429)        (155,852)          28,565       (6,247,716)
                                                  ----------------- ---------------- ---------------- ----------------

Loss before income taxes                               (13,636,630)        (718,273)          99,988      (14,254,915)

Provision for income taxes                                  11,905                             5,595           17,500
                                                  ----------------- ---------------- ---------------- ----------------

Net loss                                               (13,648,535)        (718,273)          94,393      (14,272,415)

Preferred dividend                                         154,800                                            154,800
                                                  ----------------- ---------------- ---------------- ----------------

Net loss attributable to common shareholders         $ (13,803,335)      $ (718,273)        $ 94,393    $ (14,427,215)
                                                  ================= ================ ================ ================

Loss per share, basic and diluted                          $ (4.82)                                           $ (5.04)
                                                  =================                                   ================

Loss per share attributable to common
  shareholders, basic and diluted                          $ (4.87)                                           $ (5.09)
                                                  =================                                   ================

Weighted average shares outstanding                      2,833,931                                          2,833,931




                                                            Pro forma Adjustments
                                                             to Reflect Acquisition
                                                  For the Six months ended January 31, 2006
                                                          Dr                     Cr           Pro Forma
                                                  --------------------   -------------------- ----------------
Net sales                                                                                        $ 21,094,100

Cost of sales                                                  11,000                              18,334,159
                                                                                              ----------------

Gross profit                                                                                        2,759,941

Selling, general and administrative expenses                                                       10,778,140
                                                                                              ----------------

Operating income                                                                                   (8,018,199)
                                                                                              ----------------

Other income (expense)

Interest income                                                                                        87,873
Interest expense                                              114,000                              (2,999,439)
Financing costs                                               524,000                              (3,974,150)
                                                                                              ----------------

Total other income (expense)                                                                       (6,885,716)
                                                                                              ----------------

Loss before income taxes                                                                          (14,903,915)

Provision for income taxes                                                                             17,500
                                                                                              ----------------

Net loss                                                                                          (14,921,415)

Preferred dividend                                                                                    154,800
                                                                                              ----------------

Net loss attributable to common shareholders                                                    $ (15,076,215)
                                                                                              ================

Loss per share, basic and diluted                                                                     $ (5.27)
                                                                                              ================

Loss per share attributable to common
  shareholders, basic and diluted                                                                     $ (5.32)
                                                                                              ================

Weighted average shares outstanding                                                                 2,833,931

                         AMERICAN TECHNOLOGY GROUP, INC.
            NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and Whitco as if the acquisition had occurred as of January 31, 2006 for the pro forma condensed balance sheet and to give effect to the acquisition by the Registrant of Whitco and North Texas, as if the transactions had taken place at August 1, 2004 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2005 and the six months ended January 31, 2006.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of January 31, 2006 and the pro forma condensed consolidated statement of operations for the year and six months ended July 31, 2005 and January 31, 2006, respectively.

The fiscal year end of Whitco is September 30 and the fiscal year end of North Texas is June 30 and these fiscal years differ from the Registrant's July 31 year end by less than 93 days, and as result, management has elected to use Whitco's and North Texas's two most recent fiscal year ends in accordance with Rule 11-02(c) (3) of SEC Regulation S-X.

(1) To adjust the balance sheet to reflect the value of the assets acquired and to eliminate assets and liabilities not acquired, to record the fair value of warrants issued in connection with the acquisition, and to eliminate the accumulated partners' deficit of Whitco.

(2) To record cash payment made as a reslt of the transaction.

(3) To reclassify cash payment previously written off.

(4) To record interest expense in connection with debt issuance of $12,500,000 of convertible debt at interest rates of 8.25% to 12 % per annum, and amortization of the beneficial conversion feature over the terms of the convertible debentures.

(5) To record additional depreciation expense.

(6) To eliminate income taxes as a result of consolidated losses.

Exhibit Number  Description
--------------  -----------

10.1 Asset Purchase Agreement by and between Whitco Company, LP, a Texas limited partnership, American Technologies Group, Inc., a Nevada corporation.

99.1 Assignment and Assumption Agreement by and between American Technologies Group, Inc. and Whitco Poles, Inc., a wholly owned subsidiary of American Technologies Group, Inc.

99.2            April 28, 2006 press release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMERICAN TECHNOLOGIES GROUP, INC.


Date: August 24, 2006                        /s/ William N. Plamondon, III
                                             ---------------------------------
                                             William N. Plamondon, III,
                                             Chief Executive Officer